UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2009

Piedmont Office Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

11695 Johns Creek Parkway, Johns Creek, Georgia 30097
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (770) 418-8800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 9, 2009 the Board of Directors of Piedmont Office Realty Trust, Inc. (the “Registrant”) amended and restated the Registrant’s Code of Business Conduct and Ethics (the “Code of Ethics”). The following is a general summary of the amendments to the Code of Ethics:

•	provides additional examples of conflicts of interests, confidential information, and company assets;

•	clarifies that employees are required to make prompt and full disclosure of conflicts of interest and senior management is required to monitor and report deviations from applicable regulations;

•	expands the discussion regarding disclosure and compliance and adds requirements specific to senior executives and financial officers;

•	expands the reporting procedures to track the Registrant’s “Whistleblower Policy”; and

•	expands the Code of Ethics to cover use of the Registrant’s technology, equal employment opportunity and harassment and bribery of government officials.

The foregoing summary of the amendments to the Code of Ethics is qualified in its entirety by reference to the full text of the revised Code of Ethics, which is attached as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference. The revised Code of Ethics has also been posted on the Registrant’s website at www.piedmontreit.com.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit:

Exhibit No.	Description
14.1	Piedmont Office Realty Trust, Inc. Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Robert E. Bowers
Robert E. Bowers Chief Financial Officer and Executive Vice President

Date: December 11, 2009

EXHIBIT INDEX

Exhibit No.	Description
14.1	Piedmont Office Realty Trust, Inc. Code of Business Conduct and Ethics